Exhibit 13

EXECUTION VERSION

MUTUAL RELEASE

This MUTUAL RELEASE (this “Release”) is entered into as of September [23], 2022, by and between (i) FF Global Partners, LLC, a Delaware limited liability company (“FFGP”), (ii) the entities listed on Schedule 1 hereto (the “FFGP Controlled Affiliates”), (iii) the individuals listed on Schedule 2 hereto, in their capacities as executive committee members of FFGP (the “Executive Committee Members”), (iv) FF Top Holding LLC, a Delaware limited liability company (“FF Top” and, together with FFGP, the FFGP Controlled Affiliates and the Executive Committee Members, the “FFGP Parties”), (v) Faraday Future Intelligent Electric, Inc., a Delaware corporation (“FFIE”), (vi) the entities listed on Schedule 3 hereto (the “FFIE Controlled Affiliates” and, together with FFIE, the “FFIE Parties” and, together with the FFGP Parties, the “Non-Director Parties”) and (vii) the individuals listed on Schedule 4 hereto  (each, a “Director” and the Directors, together with the Non-Director Parties, the “Parties”).

RECITALS

WHEREAS, this Release is an exhibit to the Heads of Agreement (the “Heads of Agreement”) entered into by FFIE, FFGP and FF Top which contemplates, among other things, the negotiation and execution of Definitive Documents (as defined in the Heads of Agreement);

WHEREAS, resolving the governance disputes between FFIE and its shareholders is essential to FFIE’s ability to procure incremental financing;

WHEREAS, FFIE believes that it will suffer material harm without significant near-term financing;

WHEREAS, certain affiliates of ATW Partners Opportunities Management, LLC have committed to providing financing to FFIE, subject to, among other things, the resolution of such governance disputes and FFIE believes that obtaining such financing is critical to it;

WHEREAS, the Parties share a common interest in resolving such governance disputes; and

WHEREAS, the Parties desire to settle various matters among them, on the terms and subject to the conditions set forth in this Release and in the Heads of Agreement, including, but in no way limited to, with respect to any differences that arose in any way out of Directors’ service as a director, employee, officer or manager of FFIE up through and including the Effective Date.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

1.            Definitions.

(a)           Each term defined in the opening paragraph and the Recitals above shall have the meaning assigned to such term therein.

(b)          “Claims” means, collectively, any and all manner of action or actions, causes of action, executions, investigations, proceedings, suits, orders, judgments, debts, obligations, liens, torts, contracts, agreements, rights, promises, liabilities, claims, charges, complaints, contentions, accountings, dues or demands, interests, damages, losses, costs and expenses (including attorneys’ fees and expenses) of any nature whatsoever, including any derivative claims, whether direct or indirect, liquidated or unliquidated, accrued or unaccrued, known or unknown, anticipated or unanticipated, disputed or undisputed, fixed or contingent, matured or unmatured, now existing or hereinafter arising, both at law and in equity (including, without limitation, crossclaims, counterclaims and rights of set off and/or recoupment); provided, however, that “Claims” shall not include any manner of claim or cause of action arising on or after the date hereof from this Release, the Heads of Agreement (or any joinder thereto), the Definitive Documents contemplated by the Heads of Agreement, or any provision in the Shareholder Agreement that survives the Heads of Agreement or, upon execution of such Definitive Documents, survives the Definitive Documents (including without limitation the amended and restated Shareholder Agreement contemplated by the Heads of Agreement).

(c)          “Director Released Parties” means, collectively, each Director and its respective heirs, executors, administrators, successors, personal representatives, estate, assigns, advisors and other representatives.

(d)         “FFGP Released Parties” means, collectively, each of (i) the FFGP Parties, (ii) their respective predecessors, successors and assigns, (iii) with respect to the foregoing clauses (i) and (ii) and solely in their capacity as such, their advisors, advisees, sub-advisees and other representatives, and (iv) with respect to the foregoing clauses (i) through (iii) and solely in their capacity as such, all of their respective past, present or future officers, directors, principals, shareholders, members, partners, general partners, limited partners, managers, controlling persons, employees, administrators, heirs and executors.

(e)         “FFIE Released Parties” means, collectively, each of (i) the FFIE Parties, (ii) their respective predecessors, successors and assigns, (iii) with respect to the foregoing clauses (i) and (ii) and solely in their capacity as such, their advisors, advisees, sub-advisees and other representatives, and (iv) with respect to the foregoing clauses (i) through (iii) and solely in their capacity as such, all of their respective past, present or future officers, directors, principals, shareholders, members, partners, general partners, limited partners, managers, controlling persons, employees, administrators, heirs and executors.  For the avoidance of doubt, the “FFIE Released Parties” shall not include the Director Released Parties.

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(f)          “Non-Director Released Parties” means, collectively, each of (i) the Non-Director Parties, (ii) their respective predecessors, successors and assigns, (iii) with respect to the foregoing clauses (i) and (ii) and solely in their capacity as such, their advisors, advisees, sub-advisees and other representatives, and (iv) with respect to the foregoing clauses (i) through (iii) and solely in their capacity as such, all of their respective past, present or future officers, directors, principals, shareholders, members, partners, general partners, limited partners, managers, controlling persons, employees, administrators, heirs and executors.  For the avoidance of doubt, the “Non-Director Released Parties” shall not include the Director Released Parties.

2.          Other Definitional Provisions.  Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Release, unless otherwise specified. The words “hereof’, “herein”, and “hereunder” and words of similar import when used in this Release shall refer to this Release as a whole and not to any particular provision of this Release.  The term “including” means “including, without limitation”.  Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural.  Paragraph headings have been inserted in this Release as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Release and shall not be used in the interpretation of any provision of this Release.

3.             Non-Director Party Releases.

(a)         Effective upon the Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each of the Non-Director Parties, on its own behalf and on behalf of each of the Non-Director Released Parties, hereby voluntarily, intentionally, knowingly, absolutely, unconditionally and irrevocably releases, waives, remits, acquits and forever discharges and covenants not to sue each of the Director Released Parties from and with respect to any and all Claims asserted or assertable by or on behalf of any Non-Director Released Party, which he, she or it now has, has ever had or may hereafter have, by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, cause, event or other matter whatsoever occurring at any time on or prior to the Effective Date, arising out of, relating to or in any way connected with (x) any Director’s relationship with any Non-Director Released Party in his or her capacity as a director, employee, officer or manager of FFIE, FFGP or any of each of their subsidiaries or affiliates or (y) any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the Effective Date.

(b)          From and after the Effective Date, each Non-Director Party hereby acknowledges and confirms, and covenants and agrees, that it shall: (i) not take any action, or cause the applicable Non-Director Released Party to take any action, to terminate, amend or restrict any indemnity agreements in favor of any Director in place prior to the Effective Date; and (ii) abide by, and not take any action, or cause the applicable Non-Director Released Party to take any action, to amend, change or modify in any manner whatsoever that may be adverse to any Director Released Party, the rights to insurance existing in favor of any Director, in each case except where required by applicable law.

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4.            Releases by Directors.  Effective upon the Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Director, on behalf of himself or herself and each of the Director Released Parties, hereby voluntarily, intentionally, knowingly, absolutely, unconditionally and irrevocably releases, waives, remits, acquits and forever discharges and covenants not to sue each of the Non-Director Released Parties from and with respect to any and all Claims asserted or assertable by or on behalf of any Director Released Party, which he, she or it now has, has ever had or may hereafter have, by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, cause, event or other matter whatsoever occurring at any time on or prior to the Effective Date, arising out of, relating to or in any way connected with (x) a Director’s employment relationship with or service as a director, employee, officer or manager of FFIE or any subsidiaries or affiliates thereof, and the termination of such relationship or service, or (y) any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the Effective Date.  Notwithstanding anything to the contrary herein, nothing in this Release shall be effective to release any Non-Director Released Party from any Claims, rights or entitlements that any Director Released Party may have now or in the future, if any: (i) for indemnification or advancement or reimbursement of expenses granted by FFIE Parties to any Director in his or her capacity as a director, employee or officer of FFIE or any subsidiaries or affiliates thereof pursuant to the Shareholder Agreement dated July 21, 2021 by and between FFIE and FF Top (the “Shareholder Agreement”) or the terms of the by-laws in place prior to the Effective Date of FFIE or any subsidiaries or affiliates thereof, and the applicable laws of the jurisdiction of incorporation or organization of FFIE or any subsidiaries or affiliates thereof, as applicable, or any indemnity agreements with FFIE Parties in place from time to time in favor of any Director; (ii) pursuant to any directors’ and officers’ insurance policies maintained for the benefit of any Director by any Non-Director Released Party; (iii) any and all claims against FFIE Parties for (A) accrued but unpaid director’s, officer’s or employee’s compensation, as well as (B) unreimbursed expenses arising out of any Director being an officer, director or employee of FFIE or any subsidiaries or affiliates thereof; (iv) pursuant to any stock option agreements or other compensatory equity awards; or (v) for accrued but unpaid director’s, officer’s and employee’s compensation, salary, benefits, or other amounts owing by FFIE Parties to any Director, as well as unreimbursed expenses, arising out of any Director’s being a director, employee, officer or manager of FFIE or any subsidiaries or affiliates thereof.

5.            FFGP Party Releases.  Effective upon the Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each of the FFGP Parties, on its own behalf and on behalf of each of the FFGP Released Parties, hereby voluntarily, intentionally, knowingly, absolutely, unconditionally and irrevocably releases, waives, remits, acquits and forever discharges and covenants not to sue each of the FFIE Released Parties from and with respect to any and all Claims asserted or assertable by or on behalf of any FFGP Released Party, which it now has, has ever had or may hereafter have, by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, cause, event or other matter whatsoever occurring at any time on or prior to the Effective Date; provided, however, that the foregoing shall not release any claim or right arising in the ordinary course of business pursuant to, or serve to terminate, any existing agreements among the Non-Director Parties hereto.

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6.            FFIE Party Releases.  Effective upon the Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each of the FFIE Parties, on its own behalf and on behalf of each of the FFIE Released Parties, hereby voluntarily, intentionally, knowingly, absolutely, unconditionally and irrevocably releases, waives, remits, acquits and forever discharges and covenants not to sue each of the FFGP Released Parties from and with respect to any and all Claims asserted or assertable by or on behalf of any FFIE Released Party, which it now has, has ever had or may hereafter have, by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, cause, event or other matter whatsoever occurring at any time on or prior to the Effective Date; provided, however, that the foregoing shall not release any claim or right arising in the ordinary course of business pursuant to, or serve to terminate, any existing agreements among the Non-Director Parties hereto. Notwithstanding anything to the contrary herein, nothing in this Release shall be effective to release any FFIE Released Party from any Claims, rights or entitlements that any FFGP Released Party may have now or in the future, if any: (i) for indemnification or advancement or reimbursement of expenses granted by FFIE Parties to any FFGP Released Party in his or her capacity as a director, employee or officer of FFIE or any subsidiaries or affiliates thereof or the terms of the by-laws in place prior to the Effective Date of FFIE or any subsidiaries or affiliates thereof, and the applicable laws of the jurisdiction of incorporation or organization of FFIE or any subsidiaries or affiliates thereof, as applicable, or any indemnity agreements with FFIE Parties in place from time to time in favor of any FFGP Released Party; (ii) pursuant to any directors’ and officers’ insurance policies maintained for the benefit of any FFGP Released Party by any FFIE Released Party; (iii) any and all claims against FFIE Parties for (A) accrued but unpaid director’s, officer’s or employee’s compensation, as well as (B) unreimbursed expenses arising out of any FFGP Released Party being an officer, director or employee of FFIE or any subsidiaries or affiliates thereof; (iv) pursuant to any stock option agreements or other compensatory equity awards or (v) for accrued but unpaid director’s, officer’s and employees’s compensation, salary, benefits, or other amounts owing by FFIE Parties to any FFGP Released Party, as well as unreimbursed expenses, arising out of any FFGP Released Party being a director, employee, officer or manager of FFIE or any subsidiaries or affiliates thereof.  From and after the Effective Date, each FFIE Party hereby acknowledges and confirms, and covenants and agrees, that it shall: (i) not take any action, or cause the applicable FFGP Released Party to take any action, to terminate, amend or restrict any indemnity agreements in favor of any FFGP Released Party, in place prior to the Effective Date; and (ii) abide by, and not take any action, or cause the applicable FFIE Released Party to take any action, to amend, change or modify in any manner whatsoever that may be adverse to any FFGP Released Party, the rights to insurance existing in favor of any FFGP Released Party, in each case except where required by applicable law.

7.           Conditions to Effectiveness.  This Release, including, without limitation, the releases and related covenants not to sue hereof, shall become effective upon satisfaction of the following conditions (the date on which such conditions are satisfied or waived by the Parties, the “Effective Date”):

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(a)           each Party shall have duly executed and delivered a signature page to this Agreement;

(b)           each party to the Heads of Agreement shall have duly executed and delivered a signature page thereto;

(c)          Mr. Adam He shall have been appointed to the board of directors of FFIE as set forth in Section 3 of Part D of the Heads of Agreement; provided that, for the avoidance of doubt, this condition shall be satisfied in the event that the Board so resolves to appoint Mr. He but he declines such appointment or is otherwise unwilling or unable to serve as a director of FFIE; and

(d)          FFIE shall have paid all reasonable, actual and documented attorney’s fees and expenses (including any retainers) of each Director for which an invoice has been received by FFIE on or before the date this Release has been executed by the Parties.

8.          Section 1542.  To the extent that, notwithstanding the New York choice of law provisions in this Release, California law is deemed to apply to the release provisions set forth herein, each Party hereby expressly agrees that the release contemplated by this Release extends to any and all rights granted under Section 1542 of the California Civil Code or any analogous state law or federal law or regulation are hereby expressly waived.  Section 1542 of the California Civil Code (“Section 1542”) reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

Each Party understands that Section 1542, or a comparable statute, rule, regulation or order of another jurisdiction, gives such Party the right not to release existing claims of which such Party is not aware, unless such Party voluntarily chooses to waive this right.  Having been so apprised, each Party nevertheless hereby voluntarily elects to and does waive the rights described in Section 1542, or such other comparable statute, rule, regulation or order, and elects to assume all risks for claims that exist, existed or may hereafter exist in its favor, known or unknown, suspected or unsuspected, arising out of or related to claims or other matters purported to be released pursuant to this Release, in each case, effective upon the Effective Date.  Each Party acknowledges and agrees that the foregoing waiver is an essential and material term of the release by each Party and that, without such waiver, other parties hereto would not have agreed to the terms of this Release.  Each Party hereby represents to the applicable Parties that it understands and acknowledges that it may hereafter discover facts and legal theories concerning such Parties and the subject matter hereof in addition to or different from those which it now believes to be true.  Each Party understands and hereby agrees that the release set forth herein shall remain effective in all respects notwithstanding those additional or different facts and legal theories or the discovery of those additional or different facts or legal theories.  Each Party assumes the risk of any mistake of fact or applicable law with regard to any potential claim or with regard to any of the facts that are now unknown to it relating thereto.

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9.           Covenant Not to Sue.  Each Party that has executed this Release hereby irrevocably covenants, effective upon the Effective Date, to refrain from, directly or indirectly, asserting any Claim against any Director Released Party or Non-Director Released Party, as applicable, before any governmental authority or other forum on the basis of any Claims released by such Director Released Party or Non-Director Released Party, as applicable, by and through this Release. Nothing in this provision shall limit a Party’s right to enforce this agreement or to obtain appropriate relief for a breach thereof.

10.          Assignment of Claims.  Each Party that has executed this Release represents to the other Parties that it has not assigned or transferred or purported to assign or transfer to any person or entity all or any part of, or any interest in, any Claim which is or which purports to be released or discharged by this Release.

11.          Supplemental Release.  The Non-Director Parties acknowledge that each Director, may continue to perform his or her duties beyond the Effective Date until the earlier of the time they are required to resign pursuant to the Heads of Agreement and the certification of votes at the 2022 AGM (as defined in the Heads of Agreement), and the Non-Director Parties agree and covenant, in consideration of the execution of this Release, to execute a supplemental release, which shall be in form and substance substantially similar to this Agreement (the “Supplemental Release”) concurrently with such Director’s resignation from all his/her positions as a director of FFIE and any subsidiaries or affiliates thereof.

12.         Representations and Warranties.  Each Non-Director Party that is not a natural person represents and warrants that: (i) such Non-Director Party has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, (ii) the execution and delivery of this Release by such Non-Director Party (and its respective signatory hereto) and the performance of such Non-Director Party’s obligations hereunder have been duly authorized by all necessary action on such Non-Director Party’s part, and this Release has been duly executed and delivered by such Non-Director Party, (iii) this Release constitutes the legal, valid, and binding obligation of such Non-Director Party enforceable in accordance with its terms and conditions, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity, (iv) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Release, and (v) such Non-Director Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation.

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13.          Non-Disparagement.

(a)          Each Director agrees not to, and shall direct their present or former representatives or attorneys not to, defame or otherwise disparage any Non-Director Released Parties. The Non-Director Parties agree not to, and shall direct their present or former partners, officers, directors, shareholders, employees, representatives and attorneys not to, defame or otherwise disparage any Director Released Party.

(b)          The FFIE Parties agree not to, and shall direct their present or former partners, officers, directors, shareholders, employees, representatives or attorneys not to, defame or otherwise disparage any FFGP Released Party. The FFGP Parties agree not to, and shall direct their present or former partners, officers, directors, shareholders, employees, representatives and attorneys not to, defame or otherwise disparage any FFIE Released Party.

(c)          Nothing in this Release shall limit or affect the ability of a Party (i) to testify truthfully in any civil or criminal investigation or proceeding or (ii) to cooperate with any law enforcement or regulatory agency.

14.          Expenses.  In the event that any Director Released Party or Non-Director Released Party should wrongfully bring any suit in violation of this Release or be determined by a final order of a court of competent jurisdiction to have otherwise breached this agreement, such breaching Party shall reimburse each non-breaching Party for all costs and expenses (including attorney’s fees) reasonably incurred in connection therewith.

15.          Shareholder Agreement.  Each Director hereby irrevocably waives any and all rights (if any) he/she may have, now or in the future, under or in connection with Section 2.1 of the Shareholder Agreement, to seek re-election, re-nomination or reappointment to the board of directors of FFIE.

16.           Entire Agreement.  This Release constitutes the entire agreement of the parties with respect to the releases set forth herein.

17.          Use of Legal Counsel and Construction of Agreement.  Each of the parties hereto hereby acknowledges that it has been advised by its own legal counsel in connection with the negotiation, drafting, execution and delivery and consummation of this Release (including, without limitation, the release provisions hereof).  The parties hereto agree and acknowledge that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Release or any amendments, exhibits or schedules hereto.  Each party hereto has entered into this Release freely and voluntarily, without coercion, duress, distress or under influence by any other persons or its respective shareholders, directors, officers, partners, agents or employees.

18.          Third-Party Beneficiaries.  Each Director Released Party and Non-Director Released Party that is not a direct signatory hereto is an express third-party beneficiary of this Release and shall be entitled to enforce the terms of this Release as if such Director Released Party or Non-Director Released Party were a direct signatory hereto.

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19.         Counterparts.  This Release may be executed in one or more counterparts, each of which shall be an original and all of which, when so executed, shall constitute the same instrument, and the counterparts may be delivered by facsimile transmission or by electronic mail in portable document format (.pdf). The parties hereto agree that this Release may be executed by way of electronic signature and agree that the electronic signature has the same binding effect as a physical signature. For the avoidance of doubt, the parties hereto agree that this Release, or any part thereof, shall not be denied legal effect, validity or enforceability on the ground that it is in the form of an electronic record.

20.         Amendments.  This Release may not be amended or modified, or any provision herein waived, without the prior written consent of each party that has executed this Release; provided that no such amendment or modification shall limit the rights of a Director Released Party or Non-Director Released Party without such Director Released Party’s or Non-Director Released Party’s prior written consent.  No waiver of any of the provisions of this Release shall be deemed or shall constitute a waiver of any other provision hereof or thereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in writing.

21.          Invalidity.  If any provision of this Release is held to be illegal, invalid or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, this Release shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Release a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

22.         Governing Law and Forum Selection.  The provisions in the Heads of Agreement that relate to choice of law and forum selection are incorporated herein and shall apply with equal force and effect to this Release.

[Remainder of  This Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Release as of the date first written above.

FF GLOBAL PARTNERS LLC

By:	/s/ Jiawei Wang
Name: Jiawei Wang
Title: President

[Signature Page to Mutual Release]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Release as of the date first written above.

FF TOP HOLDING LLC

By: FF Peak Holding LLC, its sole member

By: Pacific Technology Holding LLC, its managing member

By: FF Global Partners LLC, its managing member

By:	/s/ Jiawei Wang
Name: Jiawei Wang
Title: President

FF PEAK HOLDING LLC

By: Pacific Technology Holding LLC, its managing member

By: FF Global Partners LLC, its managing member

By:	/s/ Jiawei Wang
Name: Jiawei Wang
Title: President

PACIFIC TECHNOLOGY HOLDING, LLC

By: FF Global Partners LLC, its managing member

By:	/s/ Jiawei Wang
Name: Jiawei Wang
Title: President

[Signature Page to Mutual Release]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Release as of the date first written above.

By:	/s/ Chaoying Deng
Name: Chaoying Deng

[Signature Page to Mutual Release]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Release as of the date first written above.

By:	/s/ Prashant Gulati
Name: Prashant Gulati

[Signature Page to Mutual Release]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Release as of the date first written above.

By:	/s/ Yueting Jia
Name: Yueting Jia

[Signature Page to Mutual Release]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Release as of the date first written above.

By:	/s/ Chui Tin Mok
Name: Chui Tin Mok

[Signature Page to Mutual Release]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Release as of the date first written above.

By:	/s/ Jiawei Wang
Name: Jiawei Wang

[Signature Page to Mutual Release]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Release as of the date first written above.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:	/s/ Carsten Breitfeld
Name: Carsten Breitfeld
Title: Chief Executive Officer

[Signature Page to Mutual Release]

SMART TECHNOLOGY HOLDINGS LTD.

By:	/s/ Carsten Breitfeld
Name: Carsten Breitfeld
Title: Authorized Officer

FF HONG KONG HOLDING LIMITED

By:	/s/ Carsten Breitfeld
Name: Carsten Breitfeld
Title: Authorized Officer

FF INC.

By:	/s/ Carsten Breitfeld
Name: Carsten Breitfeld
Title: Authorized Officer

FARADAY&FUTURE INC.

By:	/s/ Carsten Breitfeld
Name: Carsten Breitfeld
Title: Authorized Officer

FF MANUFACTURING LLC

By:	/s/ Carsten Breitfeld
Name: Carsten Breitfeld
Title: Authorized Officer

[Signature Page to Mutual Release]

FARADAY SPE, LLC

By:	/s/ Carsten Breitfeld
Name: Carsten Breitfeld
Title: Authorized Officer

EAGLE PROP HOLDCO LLC

By:	/s/ Carsten Breitfeld
Name: Carsten Breitfeld
Title: Authorized Officer

FF SALES AMERICAS, LLC

By:	/s/ Carsten Breitfeld
Name: Carsten Breitfeld
Title: Authorized Officer

FF EQUIPMENT LLC

By:	/s/ Carsten Breitfeld
Name: Carsten Breitfeld
Title: Authorized Officer

FF ECO SALES COMPANY, LLC

By:	/s/ Carsten Breitfeld
Name: Carsten Breitfeld
Title: Authorized Officer

[Signature Page to Mutual Release]

FF EUROPE GMBH

By:	/s/ Susan Swenson
Name: Susan Swenson
Title: Authorized Officer

FARADAY & FUTURE NETHERLANDS B.V.

By:	/s/ Susan Swenson
Name: Susan Swenson
Title: Authorized Officer

FA&FA INC.

By:	/s/ Carsten Breitfeld
Name: Carsten Breitfeld
Title: Authorized Signatory

FF INTELLIGENT MOBILITY GLOBAL HOLDINGS LTD.

By:	/s/ Carsten Breitfeld
Name: Carsten Breitfeld
Title: Authorized Signatory

[Signature Page to Mutual Release]

FF AUTOMOTIVE (CHINA) CO., LTD.
LESEE AUTO TECHNOLOGY (BEIJING) CO., LTD.
LESEE AUTOMOTIVE (BEIJING) CO., LTD.
RUIYU AUTOMOTIVE (BEIJING) CO., LTD.
SHANGHAI FARAN AUTOMOTIVE TECHNOLOGY
CO., LTD.
FF AUTOMOTIVE (ZHEJIANG) CO., LTD.
LETV NEW ENERGY AUTOMATIC TECHNOLOGY
(DEQING) CO., LTD.
LEAUTOLINK INTELLIGENT TECHNOLOGY
(BEIJING) CO., LTD.
LESEE AUTO TECHNOLOGY (BEIJING) CO., LTD.
LESHARE INTERNET TECHNOLOGY (BEIJING)
CO., LTD.
DEQING LESHARE AUTO RENTAL CO. LTD.
FARADAY & FUTURE AUTO TECHNOLOGY
(SHANGHAI) CO., LTD.
LESEE HONG KONG HOLDINGS LIMITED
LESEE AUTOMOTIVE (ZHEJIANG) CO., LTD.

By: FARADAY FUTURE INTELLIGENT
ELECTRIC INC.,
its ultimate parent

By:	/s/ Carsten Breitfeld
Name: Carsten Breitfeld
Title: Chief Executive Officer

[Signature Page to Mutual Release]

SMART TECHNOLOGY HOLDINGS LTD.

By:	/s/ Carsten Breitfeld
Name: Carsten Breitfeld
Title: Authorized Signatory

[Signature Page to Mutual Release]

By:	/s/ Matthias Aydt
Name: Matthias Aydt

[Signature Page to Mutual Release]

By:	/s/ Carsten Breitfeld
Name: Carsten Breitfeld

[Signature Page to Mutual Release]

By:	/s/ Edwin Goh
Name: Edwin Goh

[Signature Page to Mutual Release]

By:	/s/ Brian Krolicki
Name: Brian Krolicki

[Signature Page to Mutual Release]

By:	/s/ Qing Ye
Name: Qing Ye

[Signature Page to Mutual Release]

By:	/s/ Lee Liu
Name: Lee Liu

[Signature Page to Mutual Release]

By:	/s/ Jordan Vogel
Name: Jordan Vogel

[Signature Page to Mutual Release]

By:	/s/ Scott Vogel
Name: Scott Vogel

[Signature Page to Mutual Release]

By:	/s/ Susan Swenson
Name: Susan Swenson

[Signature Page to Mutual Release]

Schedule 1

FFGP Controlled Affiliates

1.	FF Top Holding LLC

2.	FF Peak Holding LLC

3.	Pacific Technology Holding LLC

Schedule 2

Executive Committee Members

1.	Chaoying Deng

2.	Prashant Gulati

3.	YT Jia

4.	Tin Mok

5.	Jiawei Wang

Schedule 3

FFIE Controlled Affiliates

1.	FF Intelligent Mobility Global Holdings Ltd.
2.	Smart Technology Holdings Ltd.
3.	FF Hong Kong Holding Limited
4.	FF Inc.
5.	Faraday&Future Inc.
6.	FF Manufacturing LLC
7.	Faraday SPE, LLC
8.	Eagle Prop Holdco LLC
9.	FF Sales Americas, LLC
10.	FF Equipment LLC
11.	FF ECO Sales Company, LLC
12.	FF Europe GmbH
13.	Faraday & Future Netherlands B.V.
16.	Fa&Fa Inc.
17.	FF Automotive (China) Co., Ltd.
18.	LeSEE Auto Technology (Beijing) Co., Ltd.
19.	LeSEE Automotive (Beijing) Co., Ltd.
20.	Ruiyu Automotive (Beijing) Co., Ltd.
21.	Shanghai Faran Automotive Technology Co., Ltd.
22.	FF Automotive (Zhejiang) Co., Ltd.
23.	Letv New Energy Automatic Technology (Deqing) Co., LTD
24.	LeAutolink Intelligent Technology (Beijing) Co., Ltd.
25.	LeSEE Auto Technology (Beijing) Co., Ltd.
26.	LeShare Internet Technology (Beijing) Co. Ltd.
27.	Deqing LeShare Auto Rental Co. LTD
28.	Faraday & Future Auto Technology (Shanghai) Co., Ltd.
29.	LeSEE Hong Kong Holdings Limited
30.	LeSEE Automotive (Zhejiang) Co., Ltd.

Schedule 4

FFIE Directors

1.	Mathias Aydt

2.	Carsten Breitfeld

3.	Edwin Goh

4.	Brian Krolicki

5.	Lee Liu

6.	Susan G. Swenson

7.	Jordan Vogel

8.	Scott Vogel

9.	Qing Ye